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                                                                EXHIBIT 28(J)(2)
                                                                ----------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 131 to File No. 033-70742; Amendment No. 133 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our reports dated February 17, 2012, with respect to the LVIP Protected Profile 2010 Fund, LVIP Protected Profile 2020 Fund, LVIP Protected Profile 2030 Fund, LVIP Protected Profile 2040 Fund, and LVIP Protected Profile 2050 Fund, included in the 2011 Annual Reports to shareholders.

                                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 10, 2012

1152585/1                                             LVIP Target Maturity Funds